Exhibit 15.3

CONSENT OF AUTHOR

I, James Guilinger, B.A. (Geology), MBA., of PO Box 130, Arvada, CO, 80001, USA, do hereby consent to the written disclosure and the incorporation by reference of extracts from the technical report titled “Bayswater Uranium Corporation – Montana and Wyoming Uranium Properties”, and dated October 17, 2007 (the “Report”) within the Registration Statement of Bayswater Uranium Corporation. filed on Form 20-F with the Securities and Exchange Commission (the “Statement”).

Dated this 18th  day of April, 2008

/s/ “James Gullinger”

James Guilinger, B.A. (Geology), MBA